Exhibit 99.1

Roper Industries, Inc.

Contact Information:
Chris Hix
Director of Investor Relations
+1 (770) 495-5100
investor-relations@roperind.com

FOR IMMEDIATE RELEASE

Roper Industries Announces Record First Quarter 2005 Results

Sales, Net Earnings, EBITDA, Cash Flow All Grow in Excess of 50%;
Acquisition Integration Ahead of Expectations

Duluth, Georgia, April 28, 2005 .... Roper Industries, Inc. (NYSE: ROP) reported record first quarter results for the period ended March 31, 2005. Diluted earnings per share (DEPS) were $0.65 in the quarter, a 33% increase over the comparable period in the prior year. Net sales were a record $334 million in the first quarter, an increase of $113 million, driven by internal growth and contributions from acquisitions. The Company achieved record orders of $331 million in its first quarter, an increase of 51%.

First quarter 2005 results include contributions from Roper’s new Radio Frequency (RF) segment businesses, TransCore and Inovonics. “We are quickly integrating these businesses into Roper and are pleased that they both performed ahead of expectations in the quarter,” said Brian Jellison, Roper’s Chairman, President and CEO. “We are making progress on our RF technology and market initiatives and remain excited about the growing potential for RF applications into targeted markets, such as security and asset tracking.”

During the first quarter, the Company reported $39 million of cash flow from operating activities, an increase of 51% over the prior year. This performance represents 138% of first quarter net earnings. EBITDA improved 63% to a record $70 million, and EBITDA margins improved 140 basis points to 20.8%.

“We are off to a great start in 2005,” said Mr. Jellison. “Our operating focus continues to produce solid results, including 7% internal sales and 10% internal order growth in the first quarter and a year-over-year decrease in net working capital from 21.2% to 17.9% of annualized quarterly net sales. These gains supported our strong margin and cash flow improvements in the quarter.”

The Company also provided a financial forecast for its second quarter ended June 30, 2005, expecting DEPS of $0.74-$0.79. Full year DEPS guidance was increased from $3.10-$3.30 to $3.15-$3.35, and the Company expects to produce at least $225 million of cash flow from operating activities in 2005.

Mr. Jellison commented that the Company is well positioned to execute its growth strategy. “Roper’s primary end markets — RF, energy, water and research — have attractive growth characteristics with lower cyclical risk. Our businesses are operating effectively, with a focus on growth and cash returns. We continue to see exciting opportunities for our disciplined acquisition process to supplement our growth platforms, supported by our considerable financial capacity, including $98 million of cash and our $400 million undrawn revolver.”

Conference Call to be Held at 10:00 AM (ET) Tomorrow

A conference call to discuss these results has been scheduled for 10:00 AM ET on Friday, April 29, 2005. The call can be accessed via webcast or by dialing +1 (800) 289-0569 (US/Canada) or +1 (913) 981-5542, using access code 3012405. Webcast information and conference call materials will be made available in the “Investor Information” section of Roper’s website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 3012405.

Table 1: Net Sales (Millions)

	Q1 2004	Q1 2005
Net Sales as Reported	$221	$334
Less: Net Sales from Acquisitions	(--)	(97)

Internal Net Sales	$221	$237

Note to Table 1: To compute internal growth, the Company excludes sales from business units not owned for the entire length of the comparative periods being presented.

Table 2: Orders (Millions)

	Q1 2004	Q1 2005
Orders as Reported	$220	$331
Less: Orders from Acquisitions	(--)	(89)

Internal Orders	$220	$242

Table 3: EBITDA (Millions)

	Q1 2004	Q1 2005
Net Earnings	$18	$28
Add: Interest Expense	7	10
Add: Income Taxes	8	13
Add: Depreciation and Amortization	10	18
Rounding	--	1

EBITDA	$43	$70

About Roper Industries

Roper Industries is a diversified industrial growth company providing engineered products and solutions for global niche markets. Additional information about Roper Industries, including registration to receive press releases via email, is available on the Company’s website, www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding the prospects for newly acquired businesses to compete in their markets and contribute to future growth and profit expectations; our strategic goals, and our second quarter and full year 2005 outlook. Forward looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of performance. They involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies. We also face other general risks, including our ability to realize cost savings from our operating initiatives, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets. Important risk may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31, 2005	December 31, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$98,225	$129,419
Accounts receivable	245,668	242,014
Inventories	136,601	132,282
Deferred taxes	20,547	20,485
Other current assets	32,948	31,960

Total current assets	533,989	556,160

PROPERTY, PLANT AND EQUIPMENT, NET	97,312	97,949

OTHER ASSETS:
Goodwill	1,153,237	1,144,035
Other intangible assets, net	497,749	487,173
Deferred taxes	29,246	34,205
Other assets	44,541	46,882

Total other assets	1,724,773	1,712,295

TOTAL ASSETS	$2,356,074	$2,366,404

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$59,939	$65,801
Accrued liabilities	131,968	145,880
Deferred taxes	4,330	5,342
Current portion of long-term debt	36,338	36,527

Total current liabilities	232,575	253,550

NONCURRENT LIABILITIES:
Long-term debt	844,539	855,364
Deferred taxes	128,566	125,984
Other liabilities	17,411	17,420

Total liabilities	1,223,091	1,252,318

STOCKHOLDERS' EQUITY:
Common stock	437	436
Additional paid-in capital	653,062	645,373
Retained earnings	438,674	415,188
Accumulated other comprehensive earnings	63,870	76,249
Treasury stock	(23,060)	(23,160)

Total stockholders' equity	1,132,983	1,114,086

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,356,074	$2,366,404

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended March 31,
	2005	2004
Net sales	$333,837	$220,640
Cost of sales	171,213	111,202

Gross profit	162,624	109,438
Selling, general and administrative expenses	110,760	76,466

Income from operations	51,864	32,972
Interest expense	10,377	6,903
Other income/(expense)	12	23

Earnings from continuing operations before
income taxes	41,499	26,092
Income taxes	13,488	7,958

Net Earnings	$28,011	$18,134

Earnings per share:
Basic	$0.66	$0.49
Diluted	$0.65	$0.49
Weighted average common and common
equivalent shares outstanding:
Basic	42,461	36,706
Diluted	43,157	37,286

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2005		2004
	Amount	%	Amount	%
Net sales:
Instrumentation	$54,506		$49,125
Industrial Technology	102,487		93,118
Energy Systems & Controls	40,315		32,077
Scientific & Industrial Imaging	44,258		46,320
RF Technology	92,271		—

Total	$333,837		$220,640

Gross profit:
Instrumentation	$31,605	58.0%	$29,231	59.5%
Industrial Technology	44,913	43.8%	37,485	40.3%
Energy Systems & Controls	20,237	50.2%	17,618	54.9%
Scientific & Industrial Imaging	24,702	55.8%	25,104	54.2%
RF Technology	41,167	44.6%	-

Total	$162,624	48.7%	$109,438	49.6%

Operating profit*:
Instrumentation	$10,774	19.8%	$9,395	19.1%
Industrial Technology	21,334	20.8%	15,727	16.9%
Energy Systems & Controls	7,953	19.7%	4,801	15.0%
Scientific & Industrial Imaging	6,817	15.4%	6,995	15.1%
RF Technology	11,173	12.1%	-

Total	$58,051	17.4%	$36,918	16.7%

Net Orders:
Instrumentation	$52,970		$48,428
Industrial Technology	110,326		92,695
Energy Systems & Controls	39,644		33,894
Scientific & Industrial Imaging	44,947		45,070
RF Technology	83,285		—

Total	$331,172		$220,087

*	Operating profit is before unallocated corporate general and administrative expenses. Such expenses were $6,187 and $3,946 for the three months ended March 31, 2005 and 2004, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2005	2004
Net earnings	$28,011	$18,134
Depreciation	7,429	4,478
Amortization	10,299	5,226
Other, net	(7,116)	(2,255)

Cash provided by operating activities	38,623	25,583

Business acquisitions, net of cash acquired	(54,772)	(12,042)
Capital expenditures	(5,062)	(2,546)
Other, net	(968)	(483)

Cash used by investing activities	(60,802)	(15,071)

Debt borrowings (payments), net	(8,407)	(25,780)
Issuance of common stock	6,548	28,879
Dividends	(4,507)	(3,542)
Other, net	--	2,656

Cash provided (used) by financing activities	(6,366)	2,213

Effect of exchange rate changes on cash	(2,649)	(602)

Net increase in cash and equivalents	(31,194)	12,123
Cash and equivalents, beginning of period	129,419	70,234

Cash and equivalents, end of period	$98,225	$82,357